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                                                               EXHIBIT 10.21

                               BRENDA C. HALL
                             19050 CAMINO BARCO
                         SARATOGA, CALIFORNIA 95070

                                May 23, 1997


Hall, Kinion & Associates, Inc.
5300 Stevens Creek Boulevard
San Jose, California 95129

        RE:     SECURED PROMISSORY NOTE DATED JANUARY 30, 1996
                AGREEMENT TO TENDER SHARES

Ladies and Gentlemen:

        In order to facilitate the proposed initial public offering (the "Offering") of shares of Common Stock of Hall, Kinion & Associates, Inc. (the "Company"), I hereby agree to tender to the Company, effective upon the closing of the Offering, at least 480,000 shares of the Company's Common Stock pledged by me to secure that certain promissory note, dated January 30, 1996, made by me in favor of the Company in the principal amount of $3,000,000 (the "Secured Note"). The tender of shares shall be subject to the terms and conditions of the Secured Note and that certain Pledge Agreement dated January 30, 1996.

        This agreement to tender pledged shares shall expire and shall be of no further force and effect as of December 31, 1997, unless the Offering shall have earlier closed.


                                        Sincerely,

                                        /s/ Brenda C. Hall

                                        Brenda C. Hall


ACKNOWLEDGED AND AGREED:

Hall, Kinion & Associates, Inc.

By:  /s/ Paul H. Bartlett
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Name:  Paul H. Bartlett
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Title:  President
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